                                                                   Exhibit 10.12


                           [SOLID STATE LETTERHEAD]


September 4, 1997


Elliott Associates, L.P.
712 Fifth Avenue, 36th Floor
New York, New York  10019


Westgate International, L.P.
c/o Midland Bank Trust Corporation (Cayman) Limited
Mary Street
Grand Cayman, Cayman Islands
BWI

                           Re:  New Loan

Dear Sirs:

                  We refer to the Loan Agreement ("Loan Agreement") dated as of October 16, 1996, by and among Elliott Associates, L.P., a Delaware limited partnership ("Elliott"), Westgate International, L.P., a Cayman Islands limited partnership ("Westgate"), Solid State Geophysical Inc., an Alberta corporation ("Parent") and Solid State Geophysical Corp., a Colorado corporation ("Subsidiary") and to the documents related thereto.

                  At the request of Subsidiary, Elliott has agreed to simultaneously herewith advance to Subsidiary an additional U.S. $2,000,000 (the "New Loan") as evidenced by the Promissory Note annexed hereto. U.S. $1,000,000 of the New Loan is being advanced simultaneously herewith, while the other U.S. $1,000,000 will be advanced at Elliott's discretion, and Elliott may refuse to make all or part of such advance for any reason or for no reason. The New Loan is an expansion of the Senior Secured Debt Facility referred to in the Loan Agreement and constitutes "Indebtedness" thereunder, under the July 2, 1997 letter agreement among the parties hereto (the "July Agreement"), and under the Guaranty.

                  The parties have also agreed to extend to November 30, 1997 the maturity date under the two U.S. $2,000,000 Promissory Notes dated February 10, 1997 and February 19, 1997, the U.S. $3,000,000 Promissory Note dated July 2, 1997 and the U.S. $1,000,000 Promissory Note dated July 22, 1997, each from Subsidiary to Elliott, such extension to be effective as of August 15, 1997.

                  Each of the Subsidiary and Parent repeats each of the representations and warranties contained in the Loan Agreement, Security Agreement, Parent Guaranty and General Security

Agreement as if made on the date hereof including, when applicable, as to the New Loan and this Agreement, except as disclosed in the Disclosure Schedule annexed to the July Agreement.

                  Subsidiary and Parent agree to deliver the following documents within 15 days:

                  (i) Legal opinions of Colorado, Texas and Canadian counsel addressed to Elliott relating to the New Loan in a form similar to those delivered at the first closing under the Loan Agreement.

                  (ii) Consent of the Hongkong Bank of Canada to the application of all funds raised from the issuance of securities by the Parent (or any affiliates) to reduction of the Indebtedness (including without limitation the New Loan), as described in the July Agreement; and

                  (iii) Consent of Input/Output, Inc. to the application of certain funds raised from the issuance of securities by the Parent (or any affiliates) to reduction of the Indebtedness (including without limitation the New
                           Loan) after payment to Input/Output, Inc. of certain funds, as described in the July Agreement.

                  We agree to reimburse Westgate and Elliott for all reasonable costs and expenses in connection with the preparation and negotiation of the documents for the New Loan.

                  This letter agreement shall be governed by the internal laws of the State of New York, U.S.A.

                  Kindly acknowledge your agreement with the foregoing by signing below.

                  Respectfully yours,

                                            Accepted and Agreed To:

SOLID STATE GEOPHYSICAL CORP.               WESTGATE INTERNATIONAL, L.P.

/s/ Mitchell L. Peters                      By:  MARTLEY INTERNATIONAL, INC.
Mitchell L. Peters, President & Director            as Attorney-In-Fact

/s/ Shari J. Pusch                              /s/ Paul E. Singer
Shari J. Pusch, Secretary-Treasurer             --------------------------------
                                                Paul E. Singer, President


SOLID STATE GEOPHYSICAL INC.                    ELLIOTT ASSOCIATES, L.P.


/s/ Mitchell L. Peters                      By: /s/ Paul E. Singer
Mitchell L. Peters, President & CEO             --------------------------------
                                                 Paul E. Singer, General Partner

/s/ Shari J. Pusch
Shari J. Pusch, Secretary



                                        2